EXHIBIT 11



                        SHOWPOWER, INC. AND SUBSIDIARIES
                     COMPUTATION OF INCOME PER COMMON SHARE


                                                                    Three Months                           Six Months
                                                                   Ended June 30,                        Ended June 30,
                                                         ------------------------------------     ----------------------------------
                                                               1998                 1997                 1998             1997
                                                         ----------------    ----------------     ----------------  ----------------

Net income (loss)                                          $  (689,967)         $   304,952         $  (604,586)         $   265,700

Weighted average
    shares outstanding                                       2,113,074            1,913,080           2,013,074            1,536,080

Dilutive effect after application
    of treasury stock method

    Restricted shares                                               --               96,154                  --               48,077
    Employee stock options                                          --                   --                  --                   --

Shares used in calculating
    diluted income per share                                 2,113,074            2,009,234           2,013,074            1,584,157

Basic net income per share                                 $     (0.33)         $      0.16         $     (0.30)         $      0.17

Diluted net income per share                               $     (0.33)         $      0.15         $     (0.30)         $      0.17


PRO FORMA:

Pro forma net income                                       $   148,285          $   189,673         $   128,955          $   147,965

Weighted average
    shares outstanding                                       2,113,074            1,913,080           2,013,074            1,536,080

Dilutive effect after application
    of treasury stock method

    Restricted shares                                          106,251               96,154             104,634               48,077
    Employee stock options                                      18,445                   --               9,222                   --

Shares used in calculating
    diluted income per share                                 2,237,770            2,009,234           2,126,930            1,584,157

Basic net income per share                                 $      0.07          $      0.10         $      0.06          $      0.10

Diluted net income per share                               $      0.07          $      0.09         $      0.06          $      0.09